Exhibit 21
                                MASCO CORPORATION
                            (a Delaware Corporation)

Subsidiaries



                                                     Jurisdiction of
                                                      Incorporation
                    Name                              or Organization

Alsons Corporation                                        Michigan
American Metal Products Company                           Delaware
Ameri-Tec Products Company, Inc.                          Delaware
  A.M.P. Industrial Mexicana S.A. de C.V.                 Mexico
Ametex Fabrics, Inc.                                      Delaware
Aqua Glass Corporation                                    Tennessee
  Aqua Glass West, Inc.                                   Delaware
  Tombigbee Transport Corporation                         Tennessee
Auto-Graph Computer Designing Systems, Inc.               Kentucky
Baldwin Hardware Corporation                            Pennsylvania
  Baldwin Hardware Service Corp.                          Delaware
Brass-Craft Manufacturing Company                         Michigan
  Tempered Products, Inc.                                 Taiwan
  Plumbers Quality Tool Mfg. Co., Inc.                    Michigan
  Brass-Craft Holding Company                             Michigan
    Brass-Craft Canada, Ltd.                              Canada
  Brass-Craft Western Company                             Texas
  Thomas Mfg. Company Inc. of Thomasville               North Carolina
Brush Creek Ranch II, Inc.                                Missouri
Marge Carson, Inc.                                        California
Cal-Style Furniture Mfg. Co.                              California
Computer Design, Inc.                                     Michigan
Composite Products Inc.                                   Delaware
Devan Designs Inc.                                        Delaware


Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly-owned. Certain of these companies may also use tradenames or other assumed names in the conduct of their business.

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                                                     Jurisdiction of
                                                      Incorporation
                    Name                              or Organization

Drexel Heritage Furnishings Inc.                          New York
  D-H Retail Space, Inc.                                  Delaware
  Drexel Heritage Advertising, Inc.                       Delaware
  Drexel Heritage Sales Inc.                              Delaware
  Frederick Edward, Inc.                                North Carolina
Epic Fine Arts Company                                    Delaware
  Anderson & Co. Fine Arts Inc.                           Michigan
Fieldstone Cabinetry, Inc.                                Iowa
  Fieldstone Transportation Company                       Iowa
Flint & Walling Industries, Inc.                          Delaware
Gamco Products Company                                    Delaware
Gibraltar Lock Co. Ltd.                                   Canada
Henredon Furniture Industries, Inc.                     North Carolina
  Henredon Transportation Co.                           North Carolina
  Maitland-Smith Limited                                  Hong Kong
    Maitland-Smith Philippines, Inc.                      Philippines
      Mandaue Holdings Incorporated                       Philippines
Hickorycraft, Inc.                                      North Carolina
  Hickorycraft Transportation Outlet, Inc.                Delaware
Interior Fabric Design, Inc.                              New York
Intro Europe, Inc.                                      North Carolina
J.H. Industries, Inc.                                     California
  Fillpro Products, Inc.                                  California
Kenco Communications, Inc.                                Delaware
KraftMaid Cabinetry, Inc.                                 Ohio
  KraftMaid Trucking, Inc.                                Ohio
La Barge Mirrors, Inc.                                    Michigan
Landex, Inc.                                              Michigan
Landex of Texas, Inc.                                     Texas
Lexington Furniture Industries, Inc.                    North Carolina
Lineage Home Furnishings, Inc.                            Delaware
  Lineage Services Incorporated                           Delaware
Maitland-Smith U.S., Inc.                               North Carolina
  Maitland-Smith Pacific, Inc.                            Vanuatu
  Maitland-Smith Fine Furnishings, Inc.                   Hong Kong

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                                                     Jurisdiction of
                                                      Incorporation
                    Name                              or Organization

  Maitland-Smith International Ltd.                       Vanuatu
  P.T. Maitland Smith Indonesia                           Indonesia
Marbro Lamp Company                                       California
The Marvel Group, Inc.                                    Delaware
Masco Capital Corporation                                 Delaware
  Masco Holdings Limited                                  Delaware
Masco Building Products Corp.                             Delaware
  Bowers Manufacturing Corporation                        California
  Computerized Security Systems, Inc.                     Michigan
    Computerized Security Systems of Canada, Inc          Canada
    Computerized Security Systems (Asia) Ltd. - 50%       Asia
    Safekeeper Systems, Inc.                              Michigan
    Computerized Security Systems (Asia) Limited-50%      Asia
  Industrias Weiser, S.A. de C.V.                         Mexico
    Productos Para La Construccion De Mexicali,  S.A.
    de C.V.                                               Mexico
  Premier Sales & Mfg. Co.                                California
  Thermador Corporation                                   California
  Weiser Lock Corporation                                 California
  Winfield Locks, Inc.                                    California
Masco Corporation of Indiana                              Indiana
  N.V. Damixa A/S                                         Denmark
  Damixa AB                                               Sweden
    Damixa S.A.                                           Belgium
    Mix-A-Mix A/S                                         Denmark
    DAMIXA Armaturen GmbH                                 Germany
  Delta Faucet of Oklahoma, Inc.                          Delaware
  Hydrotech, Inc.                                         Michigan
    Studio Technico Sviluppo E. Richerche Srl             Italy
  Masco Canada Limited                                    Ontario
    Peerless Home Products, Inc.                          Ontario
  Masco Corporation Limited                             United Kingdom
    Ametex U.K. Limited                                 United Kingdom
      Ametex Sarl                                         France
      Green & Kirk Ltd.                                 United Kingdom
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                                                     Jurisdiction of
                                                      Incorporation
                    Name                              or Organization

      Herbert Green (Silsden) Ltd.                      United Kingdom
    Berglen Furniture Limited                           United Kingdom
    Berglen Group Limited                               United Kingdom
      Berglen Products Limited                          United Kingdom
      Berglen Distributors Limited                      United Kingdom
    Berglen Associates Limited                          United Kingdom
    CDI Technologies Ltd.                               United Kingdom
    Destiny Limited                                       Isle of Man
      Hanhill (Great Britain) Limited                     England
      Ramm Son & Crocker Limited                          England
    Damixa Ltd.                                         United Kingdom
    Kiloheat Limited                                    United Kingdom
    Maitland-Smith Limited                              United Kingdom
    Weiser (U.K.) Ltd.                                  United Kingdom
    Masco GmbH - 98%                                      Germany
      Alfred Reinecke GmbH & Co. KG                       Germany
      Gebhardt Aktiebolag 90%                             Sweden
      Gebhardt Sarl                                       France
      Gebhardt Ventilatoren Gesellschaft mbh              Austria
      Gebhardt Ventilatoren GmbH & Co.                    Germany
      Gebhardt Ventiladores Srl                           Spain
      Hans Grohe GmbH & Co. KG - 27%                      Germany
      HTH Haustechnische Handelsgesellschaft mbh          Germany
      Hueppe Gesellschaft mbh                             Austria
      Hueppe GmbH & Co.                                   Germany
      Hueppe Sarl                                         France
      Jung-Pumpen GmbH                                    Germany
      Jung-Pumpen Handelsgesellschaft mbh                 Austria
  Masco Europe, Inc.                                      Delaware
  N.V. Weiser Europe, S.A.                                Belgium
  Rubinetterie Mariani S.A.                               Italy
  Weiser, Inc.                                          British Columbia
Masco Home Furnishings, Inc.                            North Carolina
Masco International Sales, Inc.                           Barbados
Masco Services, Inc.                                      Delaware

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                                                     Jurisdiction of
                                                      Incorporation
                    Name                              or Organization

Mascomex S.A. de C.V.                                     Mexico
Melard Manufacturing Corp.                                Delaware
Merillat Industries, Inc.                                 Michigan
  Merillat Corporation                                    Delaware
  Merillat Transportation Company                         Delaware
Morgantown Plastics Company                               Delaware
Outlet Corp.                                              Delaware
Ramm, Son & Crocker, Inc.                                 New York
Robert Allen Fabrics, Inc.                                Delaware
Robert Allen Fabrics of N.Y., Inc.                        Delaware
Robert Allen Fabrics (Canada) Ltd.                        Canada
Sherle Wagner Accessories, Inc.                           New York
Sherle Wagner International, Inc.                         New York
StarMark, Inc.                                            South Dakota
  SMI Franchising Corp.                                   Delaware
  Starmark of Virginia, Inc.                              Virginia
Sunbury Textile Mills, Inc.                               Delaware
Trayco, Inc.                                              Michigan
Universal Furniture Limited                               Delaware
  American Furniture Limited                              Hong Kong
  Del Mar Furniture Industries (Singapore) Pte. Ltd.      Singapore
  Farvel Enterprises S.A.                               British Virgin Il
  H.K.T. (Malaysia) Sdn. Bhd.                             Malaysia
  Hong Kong Teakwood Works Limited                        Hong Kong
  Hong Kong Teakwood Works (Singapore) Pte. Ltd.          Singapore
  Hong Kong Teakwood Works (Taiwan) Limited               Taiwan
  Log and Timber Products (Singapore) Pte. Ltd.           Singapore
  Rigel Enterprises Limited (Singapore) Pte. Ltd.         Singapore
  Shin Shin Wood Products Co. Ltd. - 51%                  Taiwan
  Sterling Home Furnishings (Singapore) Pte. Ltd.         Singapore
  Sterling Home Furnishings (Taiwan) Ltd.                 Taiwan
  Swaps Investment Limited                                Hong Kong
  Syarikat Malaysia Wood Industries Sdn. Bhd.             Malaysia
  TMWZ Holdings Limited                                   Canada
    Universal Furniture Industries (Canada) Limited-51%   Canada

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                                                     Jurisdiction of
                                                      Incorporation
                    Name                              or Organization

  Teakwood Finance Inc.                                 British Virgin Il
  Teakwood Property Development Ltd.                      Hong Kong
  Teakwood (U.K.) Ltd.                                  United Kingdom
    Universal Furniture Industries (U.K.) Ltd.          United Kingdom
  Universal Furniture Industries, Inc.                    Delaware
    Blue Mountain Trucking Corporation                    Mississippi
      Custom Truck Tires, Inc.                            Mississippi
  Universal Furniture Industries (Deutschland) GmbH       Germany
  Universal Furniture Industries (Scandinavia) AB         Sweden
  Universal Furniture (Japan) Ltd.                        Japan
  Universal Furniture (Taiwan) Co. Ltd.                   Taiwan
  Universal Furniture (Thailand) Ltd.                     Thailand
  Universal Woodfloor (Europe) AB                         Sweden
  Woodmaster Inc.                                       British Virgin Il
  World Wide Furniture Sales, Inc.                      British Virgin Il
  Xin Jia Po Huan Mei Furniture Ltd.                      Hong Kong
    Chang Chun Universal Flooring Company Ltd 50%         China
    Chang Chun Wood Products Company Limited 50%          China
    Universal Furniture (Tianjin) Co. Ltd. 80%            China
    Universal Veneer (Tianjin) Co. Ltd. 51%               China
    Universal Flooring (Tianjin) Co. Ltd. 80%             China
    Universal Furniture (Guanzhou) Co. Ltd. - 85%         China
Watkins Manufacturing Corporation                         California
W/C Technology Corporation                                Delaware
Zenith Products Corporation                               Delaware


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